Execution Copy


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                            ASSET PURCHASE AGREEMENT

                            DATED AS OF JULY 31, 2003

                                 BY AND BETWEEN

                             RACAL INSTRUMENTS INC.

                                       AND

                              AEROFLEX INCORPORATED


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



                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 DEFINITIONS..........................................................2
         SECTION 1.1.  Certain Definitions.....................................2
                       -------------------
         SECTION 1.2.  Index of Other Defined Terms............................6
                       ----------------------------

ARTICLE 2 TRANSFER OF ASSETS...................................................7
         SECTION 2.1.  Transfer of Assets by Seller............................7
                       ----------------------------
         SECTION 2.2.  Excluded Assets.........................................9
                       ---------------
         SECTION 2.3.  Assumption of Liabilities...............................9
                       -------------------------
         SECTION 2.4.  Excluded Liabilities...................................10
                       --------------------
         SECTION 2.5.  Assignment of Contracts and Rights.....................11
                       ----------------------------------
         SECTION 2.6.  Closing................................................12
                       -------
         SECTION 2.7.  Bookings Indemnity Amount..............................12
                       -------------------------
         SECTION 2.8.  Post-Closing Purchase Price Adjustments................13
                       ---------------------------------------
         SECTION 2.9.  Total Purchase Price Allocation........................14
                       -------------------------------

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER............................15
         SECTION 3.1.  Organization and Qualification.........................15
                       ------------------------------
         SECTION 3.2.  Authority Relative to this Agreement...................15
                       ------------------------------------
         SECTION 3.3.  Subsidiaries...........................................15
                       ------------
         SECTION 3.4.  Financial Statements...................................15
                       --------------------
         SECTION 3.5.  Consents and Approvals;  No Violations.................16
                       --------------------------------------
         SECTION 3.6.  Litigation.............................................16
                       ----------
         SECTION 3.7.  Compliance with Applicable Law.........................16
                       ------------------------------
         SECTION 3.8.  Labor Matters..........................................17
                       -------------
         SECTION 3.9.  Intellectual Property and Information Technology.......17
                       ------------------------------------------------
         SECTION 3.10.  Brokers...............................................18
                        -------
         SECTION 3.11.  Material Contracts....................................18
                        ------------------
         SECTION 3.12.  Title to Assets and Continued Operation...............19
                        ---------------------------------------
         SECTION 3.13.  Insurance.............................................20
                        ---------
         SECTION 3.14.  Inventory and Receivables.............................20
                        -------------------------
         SECTION 3.15.  Equipment.............................................20
                        ---------
         SECTION 3.16.  Absence of Changes....................................20
                        ------------------
         SECTION 3.17.  Product Warranties, Defects and Liabilities...........22
                        -------------------------------------------
         SECTION 3.18.  Affiliate Transactions................................22
                        ----------------------
         SECTION 3.19.  Distributors, Customers and Suppliers.................22
                        -------------------------------------
         SECTION 3.20.  Illegal Payments......................................22
                        ----------------
         SECTION 3.21.  Books and Records.....................................23
                        -----------------
         SECTION 3.22.  Intentionally Omitted.................................23
                        ---------------------
         SECTION 3.23.  Disclosure............................................23
                        ----------
         SECTION 3.24.  Future Bookings.......................................23
                        ---------------

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER.............................23
         SECTION 4.1.  Organization...........................................23
                       ------------

                                      (i)

         SECTION 4.2.  Capitalization.........................................24
                       --------------
         SECTION 4.3.  Authority Relative to this Agreement...................24
                       ------------------------------------
         SECTION 4.4.  Consents and Approvals:  No Violations.................25
                       --------------------------------------
         SECTION 4.5.  SEC Reports; Financial Statements......................25
                       ---------------------------------
         SECTION 4.6.  Litigation.............................................26
                       ----------
         SECTION 4.7.  Absence of Undisclosed Liabilities.....................26
                       ----------------------------------
         SECTION 4.8.  Illegal Payments.......................................26
                       ----------------
         SECTION 4.9.  Brokers................................................26
                       -------
         SECTION 4.10.  Disclosure............................................26
                        ----------

ARTICLE 5 COVENANTS...........................................................27
         SECTION 5.1.  Additional Agreements; Reasonable Best Efforts.........27
                       ----------------------------------------------
         SECTION 5.2.  Public Announcements...................................27
                       --------------------
         SECTION 5.3.  Employee Benefits......................................27
                       -----------------
         SECTION 5.4. Intentionally Omitted...................................28
                      ---------------------
         SECTION 5.5.  Signage and Labels.....................................28
                       ------------------
         SECTION 5.6.  Use of Confidential Information; Noncompetition........29
                       -----------------------------------------------
         SECTION 5.7.  No Solicitation........................................30
                       ---------------
         SECTION 5.8.  Expenses...............................................30
                       --------
         SECTION 5.9.  Certain Other Covenants................................30
                       -----------------------
         SECTION 5.10.  Intentionally Omitted.................................31
                        ---------------------
         SECTION 5.11.  Damages...............................................31
                        -------
         SECTION 5.12.  Covenants with Respect to Bookings; Conduct of the
                        --------------------------------------------------
                        Business..............................................31
                        --------
         SECTION 5.13.  Compensation of WSG Employees.........................32
                        -----------------------------

ARTICLE 6 TAX MATTERS.........................................................32
         SECTION 6.1.  Taxes..................................................32
                       -----
         SECTION 6.2.  Cooperation............................................32
                       -----------
         SECTION 6.3.  Allocation of Taxes....................................33
                       -------------------

ARTICLE 7 MISCELLANEOUS.......................................................33
         SECTION 7.1.  Entire Agreement; Assignment; Amendments and Waivers...33
                       ----------------------------------------------------
         SECTION 7.2.  Validity...............................................34
                       --------
         SECTION 7.3.  Notices................................................34
                       -------
         SECTION 7.4.  Governing Law, Forum Selection, Jurisdiction...........35
                       --------------------------------------------
         SECTION 7.5.  WAIVER OF JURY TRIAL...................................35
                       --------------------
         SECTION 7.6.  Descriptive Headings...................................36
                       --------------------
         SECTION 7.7.  Parties in Interest....................................36
                       -------------------
         SECTION 7.8.  Personal Liability.....................................36
                       ------------------
         SECTION 7.9.  Specific Performance...................................36
                       --------------------
         SECTION 7.10.  Bulk Transfer Laws....................................36
                        ------------------
         SECTION 7.11.  WARN Act..............................................36
                        --------
         SECTION 7.12.  Disclosure Generally..................................36
                        --------------------
         SECTION 7.13.  Counterparts..........................................37
                        ------------


                                      (ii)

                                TABLE OF CONTENTS

                                       TO

                           SELLER DISCLOSURE SCHEDULE


Section 1(a)               Knowledge of Seller
Section 2.1(a)             Equipment
Section 2.1(d)             Assumed Contracts
Section 3.4(a)             Financial Statements
Section 3.5(b)             Other Consents; Violations
Section 3.8(b)             Employee Notices
Section 3.10               Brokers
Section 3.11               Material Contracts
Section 3.13               Insurance
Section 3.16               Absence of Changes
Section 3.17(i)            Standard Terms of Product Warranties
Section 3.17(ii)           Additional Product Warranties
Section 3.19(a)            Distributors, Customers and Suppliers
Section 3.19(b)            Exclusive Agreements
Section 5.13               Bookings Payments



                             SCHEDULES TO AGREEMENT

Schedule 3.12              Excluded Services



                                     (iii)

                            ASSET PURCHASE AGREEMENT

         THIS  ASSET  PURCHASE  AGREEMENT,  dated  as of  July  31,  2003  (this
"AGREEMENT"), by and between RACAL INSTRUMENTS INC., a Delaware corporation ("SELLER"), and AEROFLEX INCORPORATED, a Delaware corporation ("BUYER").

                                    RECITALS
                                    --------

         WHEREAS, Seller is an Affiliate (as defined below) of Racal Instruments Group Limited, a company registered in England and Wales ("RIG"), and Racal Instruments Limited, a company registered in England ("RIL");

         WHEREAS, RIL is engaged in the design, development, manufacture, production and sale of digital wireless test and measurement solutions (the "WIRELESS MANUFACTURING BUSINESS");

         WHEREAS, Seller is engaged, among other things, in the sale and service of digital wireless test and measurement solutions (the "US WIRELESS SALES BUSINESS") and in the development and manufacture of certain products relating to the defense industry and of certain functional test products (the "DEFENSE BUSINESS");

         WHEREAS,  Seller is an  Affiliate  (as defined  below) of each of Racal
Instruments SAS, a corporation organized under the laws of France ("RISAS"), Racal Instruments GmbH, a corporation organized under the laws of Germany ("RIG GERMANY") and Racal Instruments srl, a corporation organized under the laws of Italy ("RSES"; and, together with RISAS and RIG Germany, the "OTHER SALES COMPANIES" and, together with Seller, the "SALES Companies"), which are engaged, among other things, in the sale and service of digital wireless test and measurement solutions (together with the US Wireless Sales Business, the "WIRELESS SALES BUSINESS");

         WHEREAS, Buyer desires to acquire the Wireless Manufacturing Business and Wireless Sales Business (the "WIRELESS SOLUTIONS GROUP");

         WHEREAS, concurrently with the execution of this Agreement, (i) Buyer, Acquisition Sub, a company organized under the laws of England and Wales and a wholly-owned subsidiary of Buyer ("ACQUISITION SUB"), and RIG have entered into a Stock Purchase Agreement of even date herewith (the "STOCK PURCHASE AGREEMENT"), pursuant to which Acquisition Sub will purchase from RIG all of the share capital of RIL (the "STOCK SALE") and (ii) Buyer has entered into an Asset Purchase Agreement, of even date herewith, with RIG (the "OTHER ASSET PURCHASE Agreement"), pursuant to which the European Buyers (as defined in the Other Asset Purchase Agreement) will purchase from the Other Sales Companies substantially all of the assets of the Wireless Sales Business owned by such Other Sales Companies (the "OTHER ASSET SALES");

         WHEREAS, Buyer has agreed to acquire the Wireless Solutions Group for a total purchase price (the "TOTAL PURCHASE PRICE") consisting of the Stock Purchase Price (as defined in the Stock Purchase Agreement), the EU Asset Purchase Price (as defined in the Other Asset Purchase Agreement) and the US Asset Purchase Price (as defined herein);

         WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, Buyer, Acquisition Sub, RIG, Seller, the Other Sales Companies and RIG Holdings, L.P., a Delaware limited partnership ("RIG LP"), have entered into a Master Indemnification Agreement (the "MASTER INDEMNIFICATION AGREEMENT"), pursuant to which, Buyer and Acquisition Sub, on the one hand, and RIG, Seller and the Other Sales Companies, on the other hand, have agreed to indemnify each other with respect to certain matters relating to this Agreement, the Stock Purchase Agreement, the Tax Deed and the Other Asset Purchase Agreement;

         WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, Acquisition Sub, Buyer, RIG, RIL, Seller, the Other Sales Companies and the European Buyers shall enter into a Transition Services Agreements (the "TRANSITION SERVICES AGREEMENT"), pursuant to which, following the Closing (as defined below) Acquisition Sub and Buyer will provide, or cause RIL or one or more of their Affiliates to provide, RIG, RII and the Other Sales Companies with certain services provided by RIL and/or the Sales Companies prior to consummation of the transactions contemplated hereby and RIG, Seller and/or the Other Sales Companies will provide Acquisition Sub, Buyer, its Affiliates and RIL with certain services provided by RIG, RII and the Other Sales Companies prior to the consummation of the transactions contemplated hereby, in each case, on the terms and subject to the conditions set forth therein; and

         WHEREAS, Seller desires to sell to Buyer substantially all of the assets of the US Wireless Sales Business (other than the Excluded Assets, as defined below) in consideration of Buyer's obligations hereunder, including Buyer's agreement to assume certain of the liabilities of Seller relating to the US Wireless Sales Business (other than the Excluded Liabilities, as defined below), all on the terms set forth herein.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1. Certain Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" means, in respect of any Person, a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

         "Bookings Cut-off Date" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

         "Bookings Warranty Period" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which the banks in New York, New York are required or permitted to be closed.

         "Closing Balance Sheet" has the meaning ascribed to such term in the Stock Purchase Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contracts" means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, which relate to the US Wireless Sales Business and to which Seller is a party or is otherwise bound by on the Closing Date, including the Material Contracts.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including reasonable costs, fees and expenses of attorneys, accountants, consultants and other agents or independent contractors incurred in investigating, preparing for and defending any thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means The Bank of New York.

         "Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, by and among Seller, RIG, the Other Sales Companies, RIG LP, Buyer, Acquisition Sub and the Escrow Agent pursuant to which the Buyer Parties (as defined therein) have recourse for their indemnification claims against RIG, Seller and the Other Sales Companies under the Master Indemnification Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time and applied consistently throughout the periods involved.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments and (c) in the nature of guarantees of the obligations described in clauses (a) through (b) above of any other Person.

         "Information Technology" means all computer hardware, software, networks, microprocessors, firmware and other information technology and communications equipment used in the operation of the IT systems of the US Wireless Sales Business.

         "Intellectual Property" means any patent, patent application (or renewal) and docketed invention, trademark, trade name, trademark or trade name registration or application (or renewal), copyright or copyright registration or application (or renewal) for copyright registration, servicemark, brand mark or brand name or any pending application (or renewal) related thereto, or any trade secret, proprietary know-how, programs or processes or any similar rights relating to the US Wireless Sales Business, and each license or licensing agreement for any of the foregoing.

         "Knowledge of Seller" means the actual (and not constructive or imputed) knowledge of the individuals set forth on Section 1(a) of the Seller Disclosure Schedule, and shall be deemed to include a representation that such individuals have made all usual and reasonable inquiries and all inquiries that would be reasonable in light of such individuals' knowledge.

         "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

         "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

         "Monthly Exchange Ratio" means, with respect to any foreign currency and any calendar month, (a) the sum of the daily closing exchange ratio for conversion of such currency into U.S. Dollars (as reported on x-rates.com (or if unavailable, as reported by Bloomberg, L.P.)) for each day during such calendar month in which the currency markets are open for trading, divided by (b) the number of days in such calendar month in which such currency markets are open for trading.

         "Past Practices" means with the Seller's practices with respect to the operation of the US Wireless Sales Business since November 2, 2001.

         "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the Financial Statements in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith and for which adequate reserves are maintained on the Financial Statements in accordance with GAAP; (iii) Liens relating to deposits
made  in  the  ordinary   course  of  business  in   connection   with  workers'
compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iv) Liens securing executory obligations under any Lease that constitutes an "operating lease" under GAAP.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, association, trust, unincorporated organization or other legal entity.

         "Qualified Bookings" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

         "Qualified Bookings Amount" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

         "Qualified Defense Buyer" shall have the meaning ascribed to such term in the Escrow Agreement.

         "Related Agreements" means the Stock Purchase Agreement, the Other Asset Purchase Agreement, the Escrow Agreement, the Master Indemnification
Agreement,  the  Transition  Services  Agreement,  the Sublease,  the Sublicense
Agreement, the Security Agreements, the Tax Deed (as defined in the Stock Purchase Agreement) and all other agreements, instruments or documents executed in connection herewith and therewith.

         "SEC" means the Securities and Exchange Commission.

         "Security Agreements" shall have the meaning ascribed to such term in the Master Indemnification Agreement.

         "Seller Disclosure Schedule" means the disclosure schedule with respect to this Agreement concurrently delivered by Seller to Buyer.

         "Sublease" means the Sublease, dated as of the date hereof, between Seller and Buyer.

         "Sublicense Agreement" means the Sublicense Agreement between RIG LP and RIL.

         "Sublicensed Names" means the names sublicensed to RIL under the Sublicense Agreement.

         "Subsidiary" means, with respect to any Person, (i) any corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries and (ii) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise).

         "Tax" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax.

         "Tax Return" means all returns, reports, forms or other information required to be filed with respect to any Tax.

         "Thales Purchase Agreement" means that certain Sale and Purchase Agreement, dated November 2, 2001, by and among Thales, RIG LP, RIG Merger Sub, Inc. and RIG, pursuant to which RIG and Seller acquired the Wireless Manufacturing Business and Wireless Sales Business, respectively.

         "WARN Act" means the Worker Adjustment Retraining and Notification Act of 1988.

         "WSG Product" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

         SECTION 1.2. Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

 DEFINED TERM                                         SECTION
 ------------                                         -------

"Accounts Payable"                                    2.3(a)
"Accrued Expenses"                                    2.3(d)
"Acquisition Sub"                                     Recitals
"Adjusted US Asset Purchase Price"                    2.8
"Agreement"                                           Preamble
"ARX Common Stock"                                    2.7(b)
"Assumed Contracts"                                   2.1(d)
"Assumed Liabilities"                                 2.3
"Assumed Warranties"                                  2.3(e)
"Bookings Asset Indemnity Amount"                     2.7(a)
"Buyer"                                               Preamble
"Buyer Material Adverse Effect"                       4.1
"Buyer SEC Filings"                                   4.5(a)
"Cash Component"                                      2.6(b)
"Closing"                                             2.6(a)
"Closing Date"                                        2.6(a)
"COBRA"                                               5.3(d)
"Confidential Defense Information"                    5.6(a)
"Defense Business"                                    Recitals
"Deferred Asset Consideration Amount"                 2.6(c)
"Deferred Asset Payment"                              2.7(b)
"Deferred Deposit Amount"                             2.7(b)

"Equipment"                                           2.1(a)
"Excluded Assets"                                     2.2
"Excluded Liabilities"                                2.4
"Financial Statements"                                3.4(a)
"Inventory"                                           2.1(c)
"Master Indemnification Agreement"                    Recitals
"Material Contracts"                                  3.11(a)
"Other Asset Purchase Agreement"                      Recitals
"Other Asset Sales"                                   Recitals
"Other Sales Companies"                               Recitals
"Price Allocation"                                    2.9(a)
"Post-Closing Tax Period"                             6.3
"Pre-Closing Tax Period"                              6.3
"Receivables"                                         2.1(b)
"RIG"                                                 Recitals
"RIG Germany"                                         Recitals
"RIG LP"                                              Recitals
"RIL"                                                 Recitals
"RISAS"                                               Recitals
"RSES"                                                Recitals
"Sales Companies"                                     Recitals
"Securities Act"                                      2.7(c)
"Seller"                                              Preamble
"Seller Material Adverse Effect"                      3.1
"Stock Purchase Agreement"                            Recitals
"Stock Sale"                                          Recitals
"Stock Value"                                         2.7(b)
"Total Purchase Price"                                Recitals
"Transferred Assets"                                  2.1
"Transferred Employees"                               5.3(a)
"Transition Services Agreement"                       Recitals
"US Asset Purchase Price"                             2.6(c)
"US Wireless Sales Business"                          Recitals
"Wireless Manufacturing Business"                     Recitals
"Wireless Sales Business"                             Recitals
"Wireless Solutions Group"                            Recitals
"WSG Balance Sheet"                                   3.4(a)

                                    ARTICLE 2
                               TRANSFER OF ASSETS

         SECTION 2.1. Transfer of Assets by Seller. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer agrees to purchase from Seller and Seller agrees to sell or cause to be sold to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all the assets, properties, rights, licenses, permits, contracts, causes of action, claims and operations of Seller described below, wherever located, whether tangible or intangible, real, personal or mixed, that are owned by, leased by or in the possession or control of Seller or any of RIG, RIL or the Other Sales Companies (the collective assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses to be transferred to Buyer by Seller pursuant hereto are referred to collectively herein as the "TRANSFERRED ASSETS"):

         (a) all machinery, equipment, furniture, office equipment, computer equipment (including all hardware, software and software codes and other Information Technology), communications equipment, vehicles, spare and replacement parts and other tangible property (and interests in any of the foregoing) of Seller used in the US Wireless Sales Business as described in
Section 2.1(a) of the Seller Disclosure Schedule (collectively, the "EQUIPMENT"), together with all warranties and licenses issued to Seller in connection with the Equipment, and any claims, credits and rights of recovery with respect to the Equipment;

         (b) all accounts receivable and notes receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of Seller relating to, or arising in respect of, the US Wireless Sales Business existing on the Closing Date to the extent reflected in the Closing Balance Sheet and any security or collateral therefor, including recoverable advances and deposits (collectively, the "RECEIVABLES");

         (c) all items of inventory owned or maintained by Seller primarily for the US Wireless Sales Business, including all supplies, containers, packaging materials, raw materials, work-in-process, finished goods and samples existing on the Closing Date to the extent reflected in the Closing Balance Sheet (collectively, the "INVENTORY"), and any claims, credits and rights of recovery with respect to the Inventory;

         (d) all of the Contracts to which Seller is a party (and Seller's rights thereunder) relating primarily to the US Wireless Sales Business that (i) are described in Section 2.1(d) of the Seller Disclosure Schedule or (ii) entered into by RII after June 27, 2003 in the ordinary course of the US Wireless Sales Business (collectively, the "ASSUMED CONTRACTS");

         (e) all prepaid charges and expenses of Seller relating exclusively to the US Wireless Sales Business existing on the Closing Date to the extent reflected in the Closing Balance Sheet, including any such charges and expenses with respect to leases and rentals;

         (f) all rights of Seller to insurance proceeds with respect to claims for Damages to the Transferred Assets, unless such proceeds reimburse Seller for the previously completed repair or restoration of such Transferred Assets;

         (g) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to, or arising in connection with, the US Wireless Sales Business or the Transferred Assets (other than those relating exclusively to Excluded Liabilities), whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Seller for use exclusively in the US Wireless Sales Business or affecting any of the Transferred Assets;

         (h) to the extent available and in the possession or control of Seller or any Affiliate of Seller, all books, records, files and papers of the US Wireless Sales Business, whether in hard copy or computer format, including invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose related primarily to the conduct of the US Wireless Sales Business at any time prior to the Closing;

         (i) to the extent available and in the possession or control of Seller or any Affiliate of Seller, all lists of present, former and prospective customers, distributors and suppliers of the US Wireless Sales Business;

         (j) all goodwill associated primarily with the US Wireless Sales Business or the Transferred Assets; and

         (k) to the extent not covered (or excluded) by the foregoing, all assets of Seller shown on the WSG Balance Sheet and not disposed of in the ordinary course of business since December 31, 2002 and all assets and properties thereafter acquired by Seller in the ordinary course of business for use exclusively in the US Wireless Sales Business and held on the Closing Date, except for the Excluded Assets.

         SECTION 2.2. Excluded Assets. Notwithstanding anything herein to the contrary, Seller will retain and not transfer, convey, assign or deliver to Buyer, and neither Buyer nor any of Buyer's Affiliates will acquire any right, title or interest in or to any of the following assets (collectively, the "EXCLUDED ASSETS"):

         (a) all cash and cash equivalents in respect of the US Wireless Sales Business on hand on the Closing Date;

         (b) all life insurance policies covering officers and other employees of Seller and all other insurance policies relating to the operation of the US Wireless Sales Business;

         (c) all refunds or credits, if any, of Taxes due to Seller by reason of its ownership of the Transferred Assets or operation of the US Wireless Sales Business to the extent attributable to any time or period ending at or prior to the Closing Date;

         (d) all rights (including indemnification) and claims and recoveries under litigation of Seller against third parties (other than rights, claims and recoveries acquired by Buyer pursuant to Sections 2.1(a), (d) and (g)), arising out of or relating to events prior to the Closing Date in connection with the Transferred Assets or the US Wireless Sales Business;

         (e) the trade names "Racal," "RIG" and "Racal Instruments," together with all related goodwill; and

         (f) Seller's rights under this Agreement.

         SECTION 2.3. Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer agrees, effective at the time of Closing, to assume, perform and discharge all of the following Liabilities with respect to the US Wireless Sales Business and the Transferred Assets (collectively, the "ASSUMED LIABILITIES"):

         (a) all obligations of Seller with respect to accounts payable of the US Wireless Sales Business (including accounts payable owed to RIL) existing on the Closing Date to the extent reflected in the Closing Balance Sheet ("ACCOUNTS PAYABLE");

         (b) all obligations of Seller under, or arising out of, the Assumed Contracts to the extent accrued on the Closing Balance Sheet or arising after the Closing Date;

         (c) all obligations of Seller with respect to any capital lease relating to any Transferred Asset existing on the Closing Date to the extent reflected in the Closing Balance Sheet.

         (d) all obligations of Seller with respect to accrued expenses of the US Wireless Sales Business existing on the Closing Date to the extent reflected in the Closing Balance Sheet ("ACCRUED EXPENSES");

         (e) all obligations of Seller with respect to product warranties and service contracts related to the Assumed Contracts, including, without limitation, with respect to replacement of, or refund for, damaged, defective or returned goods and claims of product liability existing on the Closing Date (to the extent reflected in the Closing Balance Sheet) or arising after the Closing Date (collectively, the "ASSUMED WARRANTIES");

         (f) all obligations of Seller with respect to the Transferred Employees, including, without limitation, compensation, benefit, severance and workers compensation claims, (i) existing on the Closing Date and reflected in the Closing Balance Sheet or (ii) arising on or after the Closing Date or resulting from the consummation of the transactions contemplated hereby (other than with respect to any Excluded Liability described in Section 2.4(i) below); and

         (g) all Liabilities of the US Wireless Sales Business or relating to the Transferred Assets (other than Excluded Liabilities) to the extent resulting from events or conditions occurring, or arising on or after, the Closing Date.

         SECTION 2.4. Excluded  Liabilities.  Notwithstanding  the provisions of
Section 2.3 of this Agreement, other than the Assumed Liabilities, Buyer does not assume, agree to perform or discharge, indemnify Seller against, or otherwise have any responsibility for any Liabilities of Seller, whether fixed or contingent, and whether arising prior to, on or after the Closing Date (the "EXCLUDED LIABILITIES"), including, without limitation, any of the following
Liabilities:

         (a) all Indebtedness (other than current accounts payable or accrued expenses of Seller with respect to the US Wireless Sales Business incurred or accrued in the ordinary course of business, but only to the extent that the accrual for such payables and expenses has been properly reflected on the Closing Balance Sheet and other than to the extent arising following the Closing Date under Assumed Contracts that constitute Transferred Assets);

         (b) any Liability for Taxes relating to the US Wireless Sales Business or the Transferred Assets attributable to any period prior to the Closing Date including any Liability of the Seller for such periods for the unpaid taxes of any Person as a transferee or successor, by contract or otherwise;

         (c) any Liability of the Seller arising under or relating to the Thales Purchase Agreement;

         (d) any Liability of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of the Seller (other than pursuant to and to the extent provided under the Master Indemnification Agreement);

         (e) other than the Assumed Warranties, any Liability relating to, or arising out of any product manufactured or sold or services rendered by Seller;

         (f) any Liability of the Seller to any stockholder or Affiliate of the Seller or such stockholder other than pursuant to any Assumed Contract or Accounts Payable;

         (g) any Liability pertaining to Seller or its business and arising out of or resulting from non-compliance prior to the Closing with any Applicable Law;

         (h) any Liability of Seller for making payments or providing payments or benefits of any kind to any current or former employees (other than the Transferred Employees to the extent reflected on the Closing Balance Sheet or arising after the Closing Date), including, without limitation, (A) any Liability to provide any such employees COBRA coverage, (B) any Liability in respect of medical and other benefits for existing and future retirees and (C) any Liability in respect of work related employee injuries or workmen's compensation claims;

         (i) any Liability of Seller with respect to any severance obligations owed to employees of Seller resulting from any termination initiated by Seller on or before the Closing Date or in connection with the consummation of the transactions contemplated hereby;

         (j) any Liability, whether presently existing or hereafter arising, which is attributable solely to an Excluded Asset; and

         (k) any Liability arising from Seller's failure to comply with the bulk transfer laws of any applicable jurisdiction with respect to the consummation of the transactions contemplated hereby.

         To the extent, if any, that any Liability might be partly an Assumed Liability and partly an Excluded Liability, the apportionment of such Liability shall be determined pursuant to applicable accounting principles. Nothing set forth in the foregoing sentence shall be deemed to affect, amend, modify, supplement or otherwise change the definitions of Assumed Liabilities and Excluded Liabilities.

         SECTION 2.5. Assignment of Contracts and Rights.

         With respect to any Assumed Contract as to which the terms thereof require the consent of a third party for the assignment of such Assumed Contract to Buyer and such consent has not been obtained on or before the Closing Date:

         (a) promptly after the date hereof, to the extent requested by Buyer, Seller will use its commercially reasonable best efforts to obtain the written consent of the other parties to any such Assumed Contract for the assignment of such Contract to Buyer; and

         (b) Seller and Buyer shall cooperate in an arrangement reasonably satisfactory to Buyer and Seller under which Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Buyer all monies received by Seller under any such Assumed Contract or any claim, right or benefit arising thereunder until the transfer thereof to Buyer pursuant to this Section 2.5.

         SECTION 2.6. Closing.

         (a) The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, New York, New York, on the date of this Agreement (the "CLOSING DATE").

         (b) In consideration for Transferred Assets, on the Closing Date, Buyer shall pay to Seller the sum of $5,273,469 by wire transfer to a bank account designated by Seller prior to Closing in immediately available funds (the "CASH COMPONENT").

         (c) Subject to the terms and conditions set forth in Section 2.7, as additional consideration for the Transferred Assets sold hereunder, Buyer shall pay to Seller an amount equal to $2,326,531 (the "DEFERRED ASSET CONSIDERATION AMOUNT", and, together with the Cash Component, the "US ASSET PURCHASE PRICE").

         (d) At the Closing, Buyer or its designated subsidiary shall deliver to Seller such customary instruments of assumption as may be reasonably requested by Seller to evidence the assumption of the Assumed Liabilities; provided, however, that no such document shall expand in any way any of Buyer's obligations to assume anything other than the Assumed Liabilities.

         (e) At the Closing, Seller shall deliver to Buyer or its designated subsidiary such bills of sale, certificates of title, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment of such rights as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer or any such designated Subsidiary all of Seller's right, title and interest in, to and under the Transferred Assets.

         SECTION 2.7. Bookings Indemnity Amount.

         (a) In the event that the Final Bookings Amount (as determined pursuant to Section 2.8 of the Stock Purchase Agreement) is less than $60,000,000, as Buyer's sole and exclusive remedy with respect to the breach of Seller's representation and warranty set forth in Section 3.24, Buyer shall be entitled to receive from Seller an amount of liquidated damages determined as follows (the "BOOKINGS ASSET INDEMNITY AMOUNT"), which liquidated damages shall be payable solely by means of an set-off against the Deferred Asset Consideration
Amount:

                           (i)  if  the  Final  Bookings  Amount  is  less  than
         $55,000,000,   then  the  Bookings  Asset  Indemnity  Amount  shall  be
         $2,326,531; and

                           (ii) if the Final Bookings Amount is equal to or more than $55,000,000, but less than $60,000,000, then the Bookings Asset
         Indemnity Amount shall be an amount equal to the product of (A) $60,000,000 less the Final Bookings Amount multiplied by (B) 0.2326531.

         (b) Subject to the terms and conditions set forth in the Master Indemnification Agreement, the Deferred Asset Consideration Amount less the Bookings Asset Indemnity Amount, if any, (collectively, the "DEFERRED ASSET PAYMENT"), shall be paid to Seller within ten (10) days after the Bookings Determination Date (as defined in the Stock Purchase Agreement) and shall be paid in immediately available funds by wire transfer to a bank account or bank accounts designated in writing by Seller prior to such date; provided, however, that:

                           (i) If at the time of the Deferred Asset Payment, Buyer's common stock ("ARX COMMON STOCK") is listed for trading on a national securities exchange or traded on The NASDAQ Stock Market, Buyer may elect to pay any portion of the Deferred Asset Payment (other than any portion of the Deferred Asset Payment that, pursuant to the terms of the Master Indemnification Agreement, is deposited directly by Buyer into the Escrow Fund (the "DEFERRED DEPOSIT AMOUNT")) by delivering to Seller duly and validly issued certificates representing a number of shares of ARX Common Stock computed as follows: an amount equal to (A) the remainder of (x) the Deferred Asset Payment minus (y) the Deferred Deposit Amount minus (z) the portion of the Deferred Asset Payment paid in cash to Seller (such remainder, the "STOCK VALUE"), divided by (B) the intraday volume weighted average trading price (as reported in writing by UBS Paine Webber to each of Seller and Buyer) of one share of ARX Common Stock traded on NASDAQ over the twenty consecutive Business Days on which ARX Common Stock was actually traded immediately preceding, but not including, the Bookings Determination Date; provided, however, that notwithstanding any election by Buyer to make the Deferred Stock Payment in ARX Common Stock, the Deferred Deposit Amount shall be paid in cash in immediately available funds to the Escrow Agent; and

                           (ii) in the event that Buyer elects to issue any ARX Common Stock as provided in clause (i) above, Seller agrees that RIG may direct Buyer to issue any ARX Common Stock otherwise payable to RIG directly to Seller, in satisfaction of an amount of indebtedness of RIG owing to Seller equal to the Stock Value as determined under the Stock Purchase Agreement.

         (c) Buyer hereby covenants and agrees that any shares of ARX Common Stock issued to Seller pursuant this Section 2.7 shall have been registered by Buyer under the Securities Act of 1933, as amended (THE "SECURITIES ACT") prior to their delivery to Seller.

         SECTION 2.8. Post-Closing Purchase Price Adjustments.

         With respect to any Closing Net Working Capital Shortfall, Closing Net Working Capital Surplus or Restatement Payment (each as defined in the Stock Purchase Agreement) determined in accordance with Section 2.7 of the Stock Purchase Agreement, Buyer and Seller hereby agree that a portion of such Closing Net Working Capital Shortfall, Closing Net Working Capital Surplus and/or Restatement Payment shall be allocated to the consideration paid by Buyer under this Agreement in the manner set forth in Section 2.9 of the Stock Purchase Agreement. To the extent that any portion of any such Closing Net Working Capital Shortfall, Closing Net Working Capital Surplus or Restatement Payment is allocated to the consideration paid by Buyer under this Agreement pursuant to Section 2.7 of the Stock Purchase Agreement, the US Asset Purchase Price shall be adjusted upward with respect to any allocated portion of Closing Net Working Capital Surplus or Restatement Payment received by Seller or downward with respect to any allocated portion of a Closing Net Working Capital Shortfall or Restatement Payment paid to Buyer by Seller and such adjusted purchase price is referred to herein as the "ADJUSTED US ASSET PURCHASE PRICE."

         SECTION 2.9. Total Purchase Price Allocation.

         (a) For all Tax purposes, the Adjusted US Asset Purchase Price (or, in the event that the adjustments under Section 2.7 of the Stock Purchase Agreement have not been finally determined at the time of the due date of either party's Tax Return, the US Asset Purchase Price) increased by the portion of the Assumed Liabilities that is treated as consideration for the Transferred Assets for federal income tax purposes shall be allocated to the Transferred Assets in accordance with Section 1060 of the Code and the Treasury regulations promulgated thereunder ("PRICE ALLOCATION"). The Price Allocation shall be determined in a manner mutually agreed upon by the parties prior the date hereof and reflected on Schedule 1 to the Stock Purchase Agreement, and each party hereto shall adopt and utilize the Price Allocation for purposes of all Tax Returns filed by them and shall not voluntarily take any position inconsistent with the foregoing in connection with any examination of any Tax Return, any refund claim, any litigation proceeding or otherwise, except that Buyer's cost for the Transferred Assets may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Seller. In the event that the Price Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of such dispute and the parties hereto shall cooperate in good faith in responding to such dispute in order to preserve the effectiveness of the Price Allocation.

         (b) Each party agrees to timely file an IRS Form 8594 reflecting the Price Allocation for the taxable year that includes the Closing Date and to make any timely filings required by applicable state or local laws.

         (c) Any adjustment to the US Asset Purchase Price under Section 2.8 of this Agreement and any indemnification payment treated as an adjustment to the US Asset Purchase Price of the Transferred Assets under the Master Indemnification Agreement or Section 2.7 above shall be treated as an adjustment to the US Asset Purchase Price paid for the Transferred Assets for tax purposes. Such adjustment shall be reflected as an adjustment to the price allocated to a specific asset, if any, giving rise to the adjustment. If any such adjustment does not relate to a specific asset, such adjustment shall be allocated among the Transferred Assets in accordance with the Price Allocation method provided in Section 2.9(a) above.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer:

         SECTION 3.1. Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to own, lease and operate the Transferred Assets and to carry on the US Wireless Sales Business as now being conducted. Seller is duly qualified or licensed and in good standing in each jurisdiction where the nature of the activities conducted by US Wireless Sales Business or the character of the property or assets owned, leased or operated, by US Wireless Sales Business makes such qualification or licensing necessary, except in jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not have a Seller Material Adverse Effect (as defined below). The term "SELLER MATERIAL ADVERSE EFFECT" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the US Wireless Sales Business or the Transferred Assets taken as a whole; provided, however, that the foregoing definition excludes the effects of changes that are generally applicable to (i) the industries and markets in which the US Wireless Sales Business operates, (ii) the United States economy or securities markets or (iii) the world economy or international securities markets or result from the outbreak of war, other hostilities or terrorist activities.

         SECTION 3.2. Authority Relative to this Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms.

         SECTION 3.3. Subsidiaries. Seller has no Subsidiaries.

         SECTION 3.4. Financial Statements.

         (a) Copies of (i) the unaudited consolidating balance sheet of the Wireless Solutions Group as of December 31, 2002 (the "WSG BALANCE SHEET") and
(ii) the unaudited consolidating income statements for the Wireless Solutions Group for the year ended December 31, 2002 have been provided to Buyer and are set forth in Section 3.4(a) of the Seller Disclosure Schedule (together with the WSG Balance Sheet, the "FINANCIAL Statements").

         (b) The Financial Statements have been prepared based upon the management accounts of Seller, RIL and its Subsidiaries and each of the Other Sales Companies in accordance with their respective normal accounting practices. The Financial Statements, including any notes thereto, are complete, true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to the Financial Statements as set forth in Section 3.4(a) of the Seller Disclosure Schedule) and present fairly, in all material respects, the consolidated and consolidating financial position and results of operations of the Wireless Solutions Group (presented as a consolidated business segment of RIL, Seller and the Other Sales Companies) as of the date thereof and for the periods then ended.

         SECTION 3.5. Consents and Approvals; No Violations.

         (a) Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Exchange, state securities or "blue sky" laws, or applicable competition legislation or regulations of any foreign jurisdictions, no filing with or notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Seller Material Adverse Effect.

         (b) Neither the execution, delivery and performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) except as set forth in
Section 3.5(b) of the Seller Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract relating to the US Wireless Sales Business or the Transferred Assets to which Seller is a party or by which Seller or any of the Transferred Assets may be bound or (iii) violate any Applicable Law binding on or applicable to Seller or any of the Transferred Assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Seller Material Adverse Effect or a material adverse effect on the ability of Seller to enter into and perform its obligations under this Agreement or any of the Related Agreements.

         SECTION 3.6. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Seller, threatened by or against Seller with respect to the US Wireless Sales Business or against any the Transferred Assets before any Governmental Authority, in each case, (i) that individually or in the aggregate, could (A) have a Seller Material Adverse
Effect, (B) prevent, hinder or delay the execution and performance of this Agreement or the consummation of the transactions contemplated hereby or (C) result in this Agreement being declared unlawful or cause the rescission of any of the transactions contemplated hereby or (ii) in which the amount of damages asserted exceeds $50,000.

         SECTION 3.7. Compliance with Applicable Law. Seller holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of the US Wireless Sales Business in the same manner and extent to which it is currently conducted, except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Seller Material Adverse Effect. Since November 2, 2001 and, to the Knowledge of Seller, prior to such date, (a) Seller has not been charged with or received notice of any material violation of any Applicable Law relating to it, or the operation of the US Wireless Sales Business, nor, to the Knowledge of Seller, is there any threatened claim of such violation (including any investigation) or any basis therefor and (b) the US Wireless Sales Business has been conducted in compliance in all material respects with all Applicable Laws.

         SECTION 3.8. Labor Matters. (a)..There are no pending or, to the Knowledge of the Seller, threatened charges, complaints, petitions or written grievances before any Government Authority relating to or predicated upon a violation of Applicable Law regarding employment, employment practices and terms and conditions of employment, including charges of unfair labor practices, unlawful discharge, discrimination, harassment or hostile work environment with respect to any of the employees of the US Wireless Sales Business, which charges, complaints, petitions or grievances have had or could have, individually or in the aggregate, a Seller Material Adverse Effect, nor to the Knowledge of Seller, is there any basis for any such charges, complaints, petitions or grievances. Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller with respect to the US Wireless Sales Business. To the Knowledge of Seller, no activities or proceedings of any labor union to organize any employees of US Wireless Sales Business have occurred. No strikes, slowdowns, work stoppages, lockouts have occurred since November 2, 2001 or to the Knowledge of Seller, prior to such date, nor, to the Knowledge of Seller, have any threats thereof by or with respect to any employees of US Wireless Sales Business occurred.

                  (b) Except as described in Section 3.8(b) of the Seller Disclosure Schedule no key employee, or group of employees or any executive of US Wireless Sales Business (A) has given written notice of his or her intention to resign prior to the Closing Date or within 12 months after the Closing Date or, to the Knowledge of Seller, is intending to do so; or (B) would become entitled to any rights (including as to compensation) as a result of the entry into, or the consummation of the transactions contemplated by this Agreement.

         SECTION 3.9. Intellectual Property and Information Technology.

         (a) Other than with respect to Seller's use of the Sublicensed Names, Seller does not own or possess any licenses or other rights for the use of any Intellectual Property in connection with the US Wireless Sales Business.

         (b) To the Knowledge of Seller, the conduct of the US Wireless Sales Business as now conducted does not infringe any valid Intellectual Property of others.

         (c) All Information Technology used by Seller in the conduct of the US Wireless Sales Business and all material agreements or arrangements relating to the maintenance and support, security, disaster recovery management and utilization (including facilities management and computer bureau services agreements) of the Information Technology owned or used by Seller in the conduct of the US Wireless Sales Business have been disclosed to Buyer under the Stock Purchase Agreement.

         (d) All Information Technology currently used by or required to carry on the business of Seller and fulfill the Assumed Contracts and commitments is either owned by or validly leased or licensed to Seller or RIL.

         (e) The Information Technology owned or used by Seller in the conduct of the US Wireless Sales Business has the capacity and performance necessary to fulfill the requirements it currently performs.

         SECTION 3.10. Brokers. Except for the fees described in Section 3.10 of the Seller Disclosure Schedule, which fees shall be paid by Seller, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

         SECTION 3.11. Material Contracts.

         (a) Section 3.11 of the Seller Disclosure Schedule lists all Contracts described in clauses (i) through (xiii) below that relate primarily to the US Wireless Sales Business to which the Seller is a party or pursuant to which the Transferred Assets are otherwise bound and which have not, as of the date hereof, been terminated or fully performed ("MATERIAL CONTRACTS"). A true, correct and complete copy of each such Material Contract has been made available to Buyer.

                  (i) any Contracts providing for a commitment of employment or consultation services requiring payments in any one year in excess of $100,000;

                  (ii) any Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of Seller to engage in any business activity or compete with any Person;

                  (iii) any Contracts pursuant to which any Lien (other than Permitted Liens) has been imposed on any Transferred Assets;

                  (iv) any Contracts  (other than this Agreement)  providing for
         (i) the future disposition or acquisition of any of the Transferred Assets, other than dispositions or acquisitions in the ordinary course of business of Inventory or of assets having a fair market value of $50,000 or less, and (ii) any merger or other business combination involving the US Wireless Sales Business;

                  (v) any Contract the terms of which include express provisions regarding confidentiality;

                  (vi) any Contract for the lease of personal property or Equipment constituting a Transferred Asset to or from any Person which provides for lease payments in excess of $100,000 per year;

                  (vii) any Contract that limits or contains restrictions on the ability of Seller to incur or suffer to exist any Lien, to purchase or sell any assets, to change the lines of business in which it participates or engages or to engage in any merger or other business combination and which are included as Assumed Liabilities;

                  (viii) any other Contracts (excluding outstanding warranty obligations of the Seller) that (A) involve the payment, pursuant to the terms of any such Contract, (1) by

         Seller of more than $50,000 annually or (2) to Seller of more than $200,000 annually and (B) cannot be terminated within ninety (90) days after giving notice of termination without resulting in any material cost or penalty to Seller;

                  (ix) any Contract concerning the issuance of a permit, franchise or license which is material to the US Wireless Sales Business requiring an annual payment of $100,000 or more in fees, royalties or otherwise by Seller;

                  (x) any Contract the particulars of which are required to be furnished to any competition or regulatory authority and any undertaking that has been given or order made pursuant to any competition legislation or in response to any request for information or statement of objection from any Governmental Authority;

                  (xi) any bid, tender, proposal or offer which, if accepted, will result in Seller becoming a party to any agreement or arrangement in which the aggregate payments to be received or paid by Seller would exceed $500,000;

                  (xii) any Contract not  otherwise  described in any of clauses
         (i) through (xi) above under which the consequences of a default or termination could reasonably be expected to have Seller Material Adverse Effect;

                  (xiii)  any  material   amendment  to  any  of  the  Contracts
         described in this Section 3.11.

         (b) Each Material Contract is legal, valid, binding and enforceable by and against Seller in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy or other laws affecting creditors' rights, or by general equity principles, and is in full force and effect on the date hereof. Such Material Contracts are fully performable by Seller in accordance with their terms. Seller has performed all material obligations required to be performed by it to date under each such Material Contract, and is not in material default under any such Material Contract. No event has occurred which, with due notice or lapse of time or both, would constitute a material default under any such Material Contract. To the Knowledge of Seller, no other party to any such Material Contract is in material default of any Material Contract and no event has occurred which, with due notice of lapse of time or both, would constitute such a default, and otherwise there are no grounds for the termination or cancellation of such Material Contract by Seller.

         SECTION 3.12. Title to Assets and Continued Operation.

         (a) Upon consummation of the transactions contemplated by this Agreement, Seller will have sold, assigned, transferred and conveyed to Buyer, and Buyer will have acquired from Seller, good and marketable title to all of the Transferred Assets owned by Seller, free and clear of all Liens, other than Permitted Liens.

         (b) All of the property, assets, and rights included in the Transferred Assets, together with the rights provided under the Transition Services
Agreement and the services listed on Schedule 3.12 attached hereto, are sufficient for Buyer to continue to operate the US Wireless Sales Business in the same manner as it is conducted currently (except with respect to Seller's use of the Sublicensed Names) and to perform the services of the US Wireless Sales Business, including in accordance with all of the requirements of the Assumed Contracts in effect on the Closing Date.

         (c) Maintenance contracts are in force for each Transferred Asset which it is normal to have maintained by independent or specialist contractors and for each asset which the US Wireless Sales Business is obliged to maintain or repair under a leasing or similar agreement, except as would not have a Seller Material Adverse Effect. Those assets have been regularly maintained in accordance with safety regulations required to be observed in relation to them and the provisions of any applicable agreement.

         SECTION 3.13. Insurance. As of immediately prior to the Closing, the assets, properties and operations of Seller are insured under various policies of insurance. Seller has heretofore delivered to Buyer complete and correct copies of such insurance policies and a schedule that details for each policy the risks insured against, coverage limits currently applicable and deductible amounts. All such policies are in full force and effect, no notice of cancellation has been received, and there is no existing material default, or event which with the giving of notice or lapse of time or both, would constitute a material default, by any insured hereunder. To the Knowledge of Seller, there currently is no basis for an insurance claim by Seller under any of such policies.

         SECTION 3.14. Inventory and Receivables.

         (a) The Inventory to be included in the Closing Balance Sheet will be in good condition, of a quantity and quality usable in the ordinary course of the US Wireless Sales Business and will be adequate and appropriate for the US Wireless Sales Business as conducted on the Closing Date. Obsolete, discontinued, returned, overage or off-quality goods will not constitute a material part of the Inventory and will be reflected on the Closing Balance Sheet at realizable market value.

         (b) The Receivables to be included in the Closing Balance Sheet will have been generated in the ordinary course of business and will reflect bona fide obligations for the payment of products sold by Seller in connection with the US Wireless Sales Business and, to the Knowledge of Seller, will be collectible, net of any reserves. The reserves with respect to the Receivables shown in the Closing Balance Sheet will be adequate and will have been established consistent with Past Practices.

         SECTION 3.15. Equipment.

         The Equipment is in good operating condition, ordinary wear and tear excepted, has been and is being used in the US Wireless Sales Business in compliance in Applicable Law and is capable of being used for the purposes for which such Equipment is now used by the US Wireless Sales Business.

         SECTION 3.16. Absence of Changes. Except as set forth in Section 3.16 of the Seller Disclosure Schedule or as otherwise disclosed in this Agreement, since December 31, 2002, the US Wireless Sales Business has been conducted in the ordinary course consistent with Past Practices and with respect to the US Wireless Sales Business there has not been:

         (a) any sale, lease, transfer, or assignment of any of the tangible or intangible assets of the US Wireless Sales Business, other than sales of Inventory or services for a fair consideration in the ordinary course of business;

         (b) any Contract entered into other than in the ordinary course of business;

         (c) any acceleration, termination, modification, or cancellation of any Material Contract or other Contract;

         (d) any Lien other than a Permitted Lien created or imposed upon any of the Transferred Assets;

         (e) any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) included as Transferred Assets;

         (f) any material damage, destruction, or loss (whether or not covered by insurance) to the property of the US Wireless Sales Business, including the Transferred Assets;

         (g) any modification or change in the employment terms for any Transferred Employee;

         (h) any payment of any amount to any Person outside the ordinary cause of business with respect to any Liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the transactions contemplated hereby) which would constitute an Assumed Liability if in existence as of the Closing;

         (i) any change by Seller in its accounting principles, methods or practices or in the manner it keeps its books and records or any change by Seller of current practices with regard to sales, expenses, assets and liabilities;

         (j) any material change in the practices of pricing or discounting for sales of finished goods, ordering supplies and raw materials, shipping finished goods, accepting returns or honoring warranties, invoicing customers and collecting debts;

         (k) any deliveries or performance of services by Seller in connection with its backlog of orders other than in the ordinary course or as otherwise provided under the terms of any Assumed Contract with respect to such backlog;

         (l) any threat or notification, orally or in writing, by one or more of the distributors, customers or suppliers who, individually or in the aggregate, are material to the US Wireless Sales Business of an intention to terminate or materially alter their respective business relationships or Assumed Contracts, nor has any such termination or material alteration of such relationships or Assumed Contracts occurred; or

         (m) any Contract by Seller with respect to any of the foregoing.

         SECTION 3.17.  Product Warranties, Defects and Liabilities.

         There exists no pending or, to the Knowledge of Seller, threatened action, suit, inquiry, proceeding or investigation by or before any Governmental Authority relating to any product alleged to have been manufactured, distributed or sold by the US Wireless Sales Business to others, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty and there exists no latent defect in the design or manufacture of any of the products of the US Wireless Sales Business designed or manufactured since November 2, 2001 or, to the Knowledge of Seller, prior to such date. There exists no pending or, to the Knowledge of Seller, threatened product liability or warranty claims relating to the US Wireless Sales Business, except to the extent to be reserved for on the face of the Closing Balance Sheet, and to Knowledge of Seller, there is no reasonable basis for any such suit, inquiry, action, proceeding, investigation or claim. Section 3.17(i) of the Seller Disclosure Schedule includes copies of the standard terms and conditions of sale or lease of the products and services of the US Wireless Sales Business (containing applicable guaranty, warranty, and indemnity provisions). Except as set forth in Section 3.17(ii) of the Seller Disclosure Schedule, there are no express product or service warranties relating to the US Wireless Sales Business.

         SECTION 3.18.  Affiliate Transactions.

         With regard to the US Wireless Sales Business, Seller is not a party to, or bound by, any Contract with any of its Affiliates, other than on arms-length terms which are no less favorable to Seller than those which could be obtained with a third party which is not an Affiliate and no Affiliate of Seller owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is a Transferred Asset.

         SECTION 3.19.  Distributors, Customers and Suppliers.

         (a) Section 3.19(a) of the Seller Disclosure Schedule sets forth a complete and accurate list (with dollar volumes included) of (i) the ten largest distributors (by dollar volume) of the products and services of the US Wireless Sales Business during the twelve (12) month period ended December 31, 2002; (ii) the ten largest customers (by dollar volume) of the products of the US Wireless Sales Business during the twelve (12) month period ended December 31, 2002; and
(iii) the ten largest suppliers (by dollar volume) of materials or services to the US Wireless Sales Business during the twelve (12) month period ended December 31, 2002.

         (b) Except as described in Section 3.19(b) of the Seller Disclosure Schedule, there are no Contracts relating to the US Wireless Sales Business to which the Seller is a party under the terms of which (i) Seller is obligated to purchase any product or services from, or sell any product or services to, any other Person on an exclusive basis with respect to any geographic area or group of potential customers; or (ii) any other Person may be similarly obligated to Seller.

         SECTION 3.20.  Illegal Payments.

         Neither Seller nor any of its directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person to assist in connection with any actual or proposed transaction or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which violates any Applicable Law, including but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, or might subject the Buyer Parties to any Damages or penalties in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have a Seller Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         SECTION 3.21.  Books and Records.

         The books and all corporate (including minute books and stock records books) and financial records of US Wireless Sales Business are complete and correct in all material respects and have been maintained in accordance with sound business practices and Applicable Law and other requirements and no notice has been received or allegation made that a register or book is incorrect or should be rectified.

         SECTION 3.22.  Intentionally Omitted.

         SECTION 3.23.  Disclosure.

         The representations and warranties contained in this Article 3 (including the Seller Disclosure Schedule and any other schedules and exhibits required to be delivered by Seller to Buyer pursuant to this Agreement) and any certificate furnished or to be furnished by Seller to Buyer pursuant to this Agreement do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which they were made and taking into account the express limitations set forth in each such representation and warranty, in order to make such representations and warranties not misleading.

         SECTION 3.24. Future Bookings.

         The Final Bookings Amount (as defined in the Stock Purchase Agreement) for the Bookings Warranty Period shall be equal to or exceed $60,000,000.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         SECTION 4.1. Organization.

         (a) Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Buyer Material Adverse Effect (as defined below). The term "BUYER MATERIAL ADVERSE EFFECT" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the business, operations or financial condition of Buyer and its Subsidiaries taken as a whole or would materially impair the ability of Buyer to consummate the transactions contemplated hereby or any Related Agreement; provided, however, that the foregoing definition excludes the effects of changes that are generally applicable to (i) the United States economy or securities markets or (ii) the world economy or international securities markets or result from the outbreak of war, other hostilities or terrorist activities.

         SECTION 4.2. Capitalization.

         (a) The authorized capital stock of Buyer consists of (i) 110,000,000 shares of ARX Common Stock, of which, as of June 30, 2003, 60,117,175 shares and were issued and outstanding, excluding 4,388 shares held in Buyer's treasury and
(ii) 1,000,000 shares of preferred stock, none of which are issued and outstanding. All of the outstanding shares of ARX Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of June 30, 2003, 18,569,220 shares of ARX Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of options outstanding or available for grant under Buyer's stock option plans. Except as described above or in the Buyer SEC Filings, as of the date hereof, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire, or any securities convertible into or exchangeable or exercisable for, any shares of or other interest in any class of capital stock of Buyer is authorized or outstanding. Except in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement or as set forth in Schedule 2 to the Stock Purchase Agreement or the Buyer SEC Filings there is not any commitment of Buyer to issue, or register under the Securities Act, any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Buyer does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Buyer is not party to or aware of any agreement relating to the voting or transfer of any shares of ARX Common Stock.

         (b) The shares of registered ARX Common Stock, if any, to be issued to Seller pursuant to Section 2.7 of this Agreement have been duly authorized and when issued, will be validly issued, fully paid and nonassessable, are free and clear of all Liens.

         SECTION 4.3. Authority Relative to this Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid, legal and binding agreement of Buyer enforceable against Buyer in accordance with its terms.

         SECTION 4.4. Consents and Approvals: No Violations.

         (a) Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Exchange Act, state securities or "blue sky" laws, or applicable competition legislation or regulations of any foreign jurisdictions, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Buyer Material Adverse Effect.

         (b) Neither the execution, delivery and performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Buyer, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms conditions or provisions of any Contract to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or (iii) violate any Applicable Law binding on or applicable to Buyer or any of its properties or assets except, in the case of (ii) or
(iii), for violations, breaches or defaults which would not have a Buyer Material Adverse Effect.

         SECTION 4.5. SEC Reports; Financial Statements.

         (a) Buyer has filed all required forms, reports and documents with the SEC since June 30, 2001, each of which, as amended, has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Buyer has heretofore delivered or made available to Seller, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 2002, June 30, 2001, and June 30, 2000, (ii) all definitive proxy statements relating to Buyer's meetings of stockholders (whether annual or special) held since June 30, 2001, and (iii) all other reports or registration statements (other than registration statements filed on Form S-8) filed by Buyer with the SEC since June 30, 2001 (all of the foregoing, collectively, the "BUYER SEC FILINGS"). None of such Buyer SEC Filings, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Buyer included in the Buyer SEC Filings (as amended by any amendments filed with respect thereto) fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures.

         (b) Buyer has heretofore made available or promptly will make available to Seller a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously have been filed by Buyer with the SEC pursuant to the Exchange Act.

         SECTION 4.6. Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to Buyer's knowledge, threatened that question the validity of this Agreement or any Related Agreements or any action to be taken by Buyer in connection with this Agreement or any such Related Agreements or that if adversely determined, would have a Buyer Material Adverse Effect.

         SECTION 4.7. Absence of Undisclosed Liabilities.

         Except as disclosed in the Buyer SEC Filings, neither Buyer nor any of its Subsidiaries has any Liability of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Buyer and its consolidated Subsidiaries (including the notes thereto) other than Liabilities that have accrued in the ordinary course of business since March 31, 2003 and would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

         SECTION 4.8.  Illegal Payments.

         Neither Buyer nor any of its directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person to assist in connection with any actual or proposed transaction or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which violates any Applicable Law, including but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, or might subject Seller to any Damages or penalties in any civil, criminal or governmental litigation or proceeding or
(ii) the non-continuation of which has had or might have a Buyer Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         SECTION 4.9. Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission from Buyer in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates.

         SECTION 4.10.  Disclosure.

         The representations and warranties contained in this Article 4 (including any schedules and exhibits required to be delivered by Buyer to Seller pursuant to this Agreement) and any certificate furnished or to be furnished by Buyer to Seller pursuant to this Agreement do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which they were made and taking into account the express limitations set forth in each such representation and warranty, in order to make such representations and warranties not misleading.

                                    ARTICLE 5
                                    COVENANTS

         SECTION 5.1. Additional Agreements; Reasonable Best Efforts.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (a) contesting any legal proceeding challenging the transactions contemplated hereby, and (b) executing any additional instruments necessary to consummate the transactions contemplated hereby and thereby. If at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         SECTION 5.2. Public Announcements.

         The parties shall consult with each other before issuing any press releases or otherwise making any public statements on the Closing Date with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties' written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by Applicable Law or applicable stock exchange rule or any listing agreement of any party hereto.

         SECTION 5.3. Employee Benefits.

         (a) Offer of Employment. The parties hereto intend that there shall be continuity of employment with respect to the employees of the US Wireless Sales Business. Buyer shall offer employment at will, commencing on the Closing Date, to any employee of Seller who was employed by the US Wireless Sales Business immediately prior to Closing, including those on vacation, leave of absence or disability (collectively, the "TRANSFERRED EMPLOYEES"), and such offer employment to the Transferred Employees will be on substantially the same terms in the aggregate (including salary, fringe benefits, job responsibility and location but excluding employee stock ownership, stock option and incentive plans) as those provided to similar employees by Buyer (or its Affiliates) immediately prior to Closing to the extent permitted under Applicable Law.

         (b) Welfare Plans - Claims Incurred; Pre-Existing Conditions.

                  (i) Notwithstanding any provision of this Agreement to the contrary, Seller shall retain responsibility for and continue to provide for payments with respect to all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employees or their covered dependents prior to the Closing Date. Notwithstanding any provision of this Agreement to the contrary, expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of Buyer. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, in the case of long-term disability benefits, when the disability occurs and, in the case of a hospital stay, when the employee first enters the hospital.

                  (ii) With respect to any welfare benefit plans (as defined in Section 3(1) of ERISA) maintained by Buyer for the benefit of Transferred Employees on and after the Closing Date, Buyer shall, to the extent permitted under Buyer's plans, (A) use commercially reasonable efforts to cause there to be waived any pre-existing condition limitations (other than those limitations existing under Seller's welfare benefit plans) and (B) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Seller (and its Affiliates) for their benefit immediately prior to the Closing Date.

         (c) Service Credit. Buyer will use commercially reasonable efforts to provide, for the purposes of eligibility and vesting (but not for benefit accrual) each Transferred Employee hired by Buyer with credit for all service with Buyer and its Affiliates to the extent possible under each employee benefit plan, program, or arrangement of Buyer or its Affiliates in which such employee is eligible to participate to the extent that the Transferred Employees are not paid in respect of such benefits due to their termination by Seller and re-hire by Buyer in accordance with the terms hereof; provided, however, that in no event shall any employee be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

         (d) COBRA Matters.  For purposes of continuation  coverage  required by
Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA"), the Transferred Employees shall be considered to have undergone a termination of employment with Seller. It is the understanding and intention of Seller and Buyer that the health coverage to be afforded the Transferred Employees pursuant to Section 5.3(b)(ii) shall be coverage that, pursuant to ERISA, terminates any continuation coverage rights the Transferred Employees might otherwise have under COBRA as a result of termination of employment with Seller.

         SECTION 5.4. Intentionally Omitted

         SECTION 5.5. Signage and Labels.

         Buyer will remove the names "Racal," "RIG" or "Thales" (other than the Sublicensed Names) from all Transferred Assets and other items related to the US Wireless Sales Business as soon as practicable but in any event within three (3) months after the Closing Date. Buyer may not use publicly any business records without first removing or obliterating all portrayals or references to any of the aforementioned names or any of Seller's trade names, trademarks or service marks (other than the Sublicensed Names) unless Seller consents prior to such usage.

         SECTION 5.6. Use of Confidential Information; Noncompetition.

         (a) Buyer hereby covenants with Seller that from the Closing Date until the date that is three (3) years following the Closing Date, neither Buyer nor any of its Affiliates shall (except as otherwise specifically permitted herein),
(i) use or utilize any Confidential Defense Information in the conduct of their respective businesses (other than as may be required under the Transition
Services Agreement) nor (ii) without the prior written consent of Seller, disclose any Confidential Defense Information to any third party. As used herein, "CONFIDENTIAL DEFENSE INFORMATION" shall mean any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, methods, strategies, services, customer lists, prospective customer lists, customer records, telephone lists and all other information with respect to customers (including, but not limited to, customers of any of Seller, RIL or the Other Sales Companies), documents, notes, working papers, records, systems, contracts, agreements, market data and related information, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering information, hardware configuration information, marketing plans, finances, pricing and credit documents and policies, service development techniques or plans, business acquisition plans, new personnel acquisition plans or other business information presently owned or at any time hereafter developed by Seller, RIL or the Other Sales Companies, or any of their respective agents or consultants or used presently or at any time hereafter other than in the course of the Wireless Manufacturing Business or Wireless Sales Business; provided, however, that (i) Confidential Defense Information does not include the following: (A) any information that was available to Buyer on a non-confidential basis prior to Buyer's receipt of such information from Seller; (B) any information that is obtained from any source other than Seller or any of its Affiliates (or their respective directors, officers, employees, agents, representatives or advisors), provided that such source has not to Buyer's knowledge entered into a confidentiality agreement with Seller or any of its Affiliates with respect to such information or obtained the information from an entity or person party to a confidentiality agreement with Seller or any of its Affiliates; or (C) any information that becomes publicly available not as a result of a breach by Buyer or any of its Affiliates of this Agreement and (ii) if Buyer or any party to whom Buyer has provided Confidential Defense Information becomes legally compelled (by oral question, deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Defense Information, Buyer shall promptly notify Seller of such requirement and further agrees that only that portion of the Confidential Defense Information that is legally required to be disclosed (as advised by a written opinion of Buyer's counsel) will be disclosed, and Buyer will exercise its commercially reasonable best efforts to obtain assurance that the Confidential Defense Information will be treated confidentially upon disclosure. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public.

         (b) Seller hereby covenants with Buyer that from the Closing Date until the date that is three (3) years following the Closing Date, neither Seller nor any of its Subsidiaries shall, directly or indirectly, for its own account, or as a partner, member, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, advisor or agent of any corporation, trust, or other business organization or entity, own, manage, join, participate in, encourage, support, finance, promote, be engaged in, have an interest in, give financial assistance or advice to, or be concerned in any way in the ownership, management, operation or control of any Person that designs, manufactures or sells any of the items described in clause (a), (b) or (c) of the definition of the term "WSG Products" in commercial markets in any country in the world where the Wireless Solutions Group conducts such business, including, without limitation, the United States, the United Kingdom, France, Germany, Italy, Hong Kong and every other country in the world in which the Wireless Solutions Group conducts its business as of the date of this Agreement. The parties agree that no portion of the US Asset Purchase Price or Adjusted US Asset Purchase Price shall be allocated to this covenant.

         (c) The parties hereto agree that the duration and area for which the covenant not to compete set forth in this Section 5.6 is to be effective are reasonable. In the event that any court determines that the time period or the area or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be series of separate covenants one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside of the United States of America where this covenant is intended to be effective. The parties hereto agree that damages are an inadequate remedy for any breach of this covenant and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary or permanent injunctions without bond or other security upon any actual or threatened breach of this covenant.

         SECTION 5.7. No Solicitation.

         (a) For a period of two (2) years following the Closing Date, except as expressly permitted or required pursuant to this Agreement or the Related Agreements, Buyer shall refrain from, either alone or in conjunction with any other Person, directly or indirectly, through its present or future Affiliates, soliciting for hire any employee of Seller or its Affiliates engaged in the Defense Business.

         (b) For a period of two (2) years following the Closing Date, except as expressly permitted or required pursuant to this Agreement or the Related Agreements, Seller shall refrain from, either alone or in conjunction with any other Person, directly or indirectly, through its present or future Affiliates, soliciting for hire any employee of the Buyer, RIL or any of its Affiliates following the Stock Sale.

         SECTION 5.8. Expenses.

         Each of Buyer and Seller shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby and in connection with all obligations required to be performed by such party under this Agreement

         SECTION 5.9. Certain Other Covenants.

         If, following the Closing, it is necessary that Buyer or Seller obtain additional information relating to the US Wireless Sales Business prior to the Closing Date in order to properly prepare documents or reports required to be filed with Governmental Authorities or financial statements, and such information is within the other party's possession, Buyer or Seller, as applicable, will (at the requesting party's sole reasonable cost and expense) furnish or cause its representatives to furnish such information to the other party. Such information shall include, without limitation, all agreements between Seller and any Person relating to the US Wireless Sales Business.

         SECTION 5.10.  Intentionally Omitted.

         SECTION 5.11. Damages.

         Except as otherwise expressly provided in this Agreement, the parties agree that remedies in the Master Indemnification Agreement shall be the exclusive remedies of the parties with respect to any and all matters covered by this Agreement.

         SECTION 5.12. Covenants with Respect to Bookings; Conduct of the Business.

         (a) From and after the date of this Agreement through the end of the Bookings Warranty Period, Buyer covenants and agrees that it shall, and shall cause Acquisition Sub and RIL and their respective Affiliates to:

                           (i) continue to solicit and book sales orders with respect to the WSG Products in the ordinary course of its business, to the extent it is commercially reasonable to do so;

                           (ii) not alter the rate or terms of compensation payable or to become payable to any member of the Wireless Solutions Group sales team solely in connection with or relating to any payment made, or obligated to be made, by Seller or any of its Affiliates to such member of the Wireless Solutions Group sales team;

                           (iii) not willfully delay or hinder the receipt of any sales order or otherwise take any action intended to reduce the aggregate amount of Qualified Bookings received during the Bookings Warranty Period.

The foregoing shall not be construed to restrict Buyer from determining, in its sole discretion, (x) the acceptability of any orders, including without limitation, the gross profit margin for the WSG Product sold, terms of payment, delivery, amount and terms of any customer furnished inventory and creditworthiness of any customer and (y) based on any change in the creditworthiness of any customer, whether to cancel any previously accepted order.

         (b) Within twenty-one (21) days following the end of each calendar month ending during the Bookings Warranty Period, Buyer shall deliver to Seller a report setting forth (i) all Qualified Bookings that occurred during such calendar month, including with respect to each Qualified Booking, the customer name, amount, date of booking and name of salesperson credited for such booking,
(ii) the aggregate amount of Qualified Bookings received since the Closing Date,
(iii) all Qualified Bookings that were cancelled during such calendar month, including with respect to all such cancelled Qualified Bookings, the customer name, amount, date of booking, name of salesperson credited for such booking, the date of cancellation and, if known, the reason for such cancellation, and
(iv) the  aggregate  amount of Qualified  Bookings  cancelled  since the Closing
Date.

         (c) From the end of the Bookings Warranty Period through the Bookings Determination Date, Buyer shall, and shall cause RIL and Acquisition Sub and their respective Affiliates to, provide Seller and RIG (and their representatives) with reasonable access to the sales personnel and sales managers of the Wireless Solutions Group. In addition, Buyer shall, and shall cause RIL and Acquisition Sub and their respective Affiliates to, cause the sales personnel and sales managers of the Wireless Solutions Group to meet with Seller and RIG (and their representatives), via conference call or at physical meeting, for at least three (3) hours each month within ten (10) days following delivery of the monthly report furnished to Seller pursuant to Section 5.12(b), for purposes of reviewing such monthly report, and Buyer shall cause such personnel to cooperate and assist Seller in such reviews.

         (d) The Seller acknowledges and agrees that the Buyer shall be entitled to conduct the WSG Business in accordance with its good faith business judgment and, in connection therewith, shall have the right to make any decision that it determines to be commercially reasonable, including, without limitation, the implementation of the WSG Contingency Plan dated June 23, 2003, with such modifications thereto as management of the Company determine to be advisable in its sole discretion.

         SECTION 5.13.  Compensation of WSG Employees.

         Seller agrees that it shall not grant to any current director, executive officer or other employee of RIL any increase in compensation, bonus or other benefits, except as disclosed in Section 5.13 of the Seller Disclosure Schedule.

                                    ARTICLE 6
                                   TAX MATTERS

         SECTION 6.1. Taxes. Buyer shall pay all transfer Taxes resulting from the transactions contemplated by this Agreement.

         SECTION 6.2. Cooperation. Buyer and Seller shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Taxable periods relating to Taxes. Each of Buyer and Seller recognizes that Buyer and Seller may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Seller or Buyer, respectively, to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Seller and Buyer each agrees, (a) to properly retain and maintain such records until such time as Buyer and Seller agree in writing that such retention and maintenance is no longer necessary and (b) to allow the other party and its agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such party or its representatives may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the expense of the requesting party.

         SECTION 6.3. Allocation of Taxes.

         All real and personal property taxes and similar ad valorem obligations levied with respect to the Transferred Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the period on and prior to the Closing Date ("PRE-CLOSING TAX PERIOD") and the number of days of such taxable period included in the period commencing after the Closing Date (the "POST-CLOSING TAX PERIOD"). Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Within a reasonable period after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 6.3, together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for personal property taxes relating to the Transferred Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer, and Buyer shall pay the same to the appropriate taxing authority, provided that if such bill covers any part of the Pre-Closing Tax Period, Seller shall also remit to Buyer prior to the due date of assessment payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this Section 6.3, the other party shall make such reimbursement promptly, but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 6.3 and not made within ten (10) days after delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.1. Entire Agreement; Assignment; Amendments and Waivers. (a) This Agreement (including the Seller Disclosure Schedule), and the Related Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and thereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         (b) This Agreement may not be assigned by operation of law or otherwise without the written consent of the other party; provided, however, that Seller may assign any or all of its rights and obligations under this Agreement to any Qualified Defense Buyer and; provided, further, that Buyer may assign all of its rights and obligations under this Agreement to any of its wholly-owned direct or indirect subsidiaries.

         (c) This Agreement may not be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may not be waived, except by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         SECTION 7.2. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         SECTION 7.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

         if to Buyer:               Aeroflex Incorporated
                                    35 South Service Road
                                    Plainview, New York  11803
                                    Telecopier:  (516) 694-4823
                                    Attention:  Michael Gorin, President

         with a copy to:            Kramer, Coleman, Wactlar & Lieberman, P.C.
                                    100 Jericho Quadrangle
                                    Jericho, York, NY 11753
                                    Telecopier:  (516) 822-4824
                                    Attention:  Edward S. Wactlar, Esq. or
                                                Nancy D. Lieberman, Esq.

         if to Seller to:           Racal Instruments Inc.
                                    4 Goodyear Street
                                    Irvine, California 92618
                                    Telecopier: (949) 859-7206
                                    Attention:  Gordon Taylor

         with copies to:            J.F. Lehman & Company
                                    450 Park Avenue, Sixth Floor
                                    New York, NY 10022
                                    Telecopier:  (212) 634-1153
                                    Attention:  Stephen L. Brooks

                                    Thomas Weisel Capital Partners
                                    One Montgomery Street
                                    Pacific Telesis Tower, 37th Floor

                                    San Francisco, California 94101
                                    Telecopier:  (415) 364-7109
                                    Attention:  William Bunting

         and

                                    Gibson, Dunn & Crutcher LLP
                                    333 South Grand Avenue
                                    Los Angeles CA 90071
                                    Telecopier:  (213) 229-6537
                                    Attention:  Kenneth M. Doran, Esq.

                                    Gibson, Dunn & Crutcher LLP
                                    2029 Century Park East
                                    Los Angeles CA 90067
                                    Telecopier:  (310) 552-7038
                                    Attention:  Mark S. Lahive, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         SECTION 7.4. Governing Law, Forum Selection, Jurisdiction.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard or giving effect to the principles of conflicts of law thereof.

         (b) Each party agrees that any action, proceeding or claim it commences against the other party pursuant to this Agreement or any Related Agreement shall be brought in the United States District Court for the Southern District of New York, in New York, New York (or if subject matter jurisdiction is lacking in such court, the jurisdiction of the New York Supreme Court for the County of New York). Each party irrevocably and unconditionally commits to the in personam jurisdiction of such Court and waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in such court, that such court does not have jurisdiction over the person of such party. In any suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 7.3 hereof. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

         SECTION 7.5.  WAIVER OF JURY TRIAL.
                       --------------------

         TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS

THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE SUBJECT MATTER HEREOF, OR THEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         SECTION 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.8. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Seller or Buyer or any officer, director, employee, agent, representative or investor of any party hereto, except in the event of actual fraud by such Person.

         SECTION 7.9. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder (without the requirement of posting a bond).

         SECTION 7.10. Bulk Transfer Laws. Buyer acknowledges and agrees that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         SECTION 7.11. WARN Act. Buyer represents and warrants to Seller that Buyer will continue to operate the US Wireless Sales Business for the period immediately following the Closing Date.

         SECTION 7.12. Disclosure Generally. If and to the extent any information required to be furnished in any section of the Seller Disclosure
Schedule is contained in this Agreement or disclosed in any section of the Seller Disclosure Schedule, such information shall be deemed to be included in any other section of the Seller Disclosure Schedule to the extent that such disclosure is specifically identified in such other section. The inclusion of any information in any section of the Seller Disclosure Schedule shall not be deemed to be an admission or acknowledgement by Seller, in and of itself, that such information is material to or outside the ordinary course of the business of Seller.

         SECTION 7.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                         [signatures on following page]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                         RACAL INSTRUMENTS INC.



                         By:  /s/C. Alexander Harman
                              ------------------------------------------------
                              Name:  C. Alexander Harman
                              Title: Vice President and Assistant Secretary



                         AEROFLEX INCORPORATED



                         By:  /s/Michael Gorin
                              ------------------------------------------------
                                  Name: Michael Gorin
                                  Title: President




                  SIGNATURE PAGE TO US ASSET PURCHASE AGREEMENT

                                  SCHEDULE 3.12

                                EXCLUDED SERVICES

         Sales and marketing services performed by Seller in connection with the US Wireless Sales Business, including distribution services and administrative and other services relating to the processing of orders.












                                 Schedule 3.12-1